Exhibit 99.1

        QuadraMed Reports Third Quarter 2003 Financial Results

    RESTON, Va.--(BUSINESS WIRE)--Nov. 10, 2003--

    - QuadraMed Continues Sequential Improvement In Operations -

    - QuadraMed Corporation Investor Day Webcast -

    QuadraMed Corporation (QMDC.PK) today reported its financial results for the third quarter ended September 30, 2003. The company reported its second sequential quarter of improved operating results including a reduction in net loss and higher cash provided by operations. Although third quarter total revenue was only slightly higher than the second quarter, deferred revenue increased by $2.1 million in the three months ended September 30, 2003 and increased by $9.6 million in the nine months since December 31, 2002.
    QuadraMed will be holding its Investor Day Conference on Tuesday, November 11, 2003 at 1:15 PM Pacific Time (4:15 PM Eastern Time) in San Francisco and on Tuesday November 18, 2003 at 1:00 PM Pacific Time (4:00 PM Eastern Time) in New York. These events will be webcast live and available to the public through the Investor Relations section of QuadraMed's webpage at www.quadramed.com. Please note that the webcast is listen-only.
    Listeners should access the website at least 15 minutes prior to the scheduled webcast time in order to register, and to download and install any necessary applications. Webcast replays will be available shortly after the live call's completion, and then for two weeks thereafter.

    About QuadraMed Corporation

    QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 850 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 1,900 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

    Cautionary Statement on Risks Associated with QuadraMed's
Forward-Looking Statements

    This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "intend," "plan," "estimate," "may," "should," "could," and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement.
    QuadraMed uses both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include; bookings, pipeline, backlog, visible revenue and net deferred revenue. QuadraMed believes that these non-GAAP measures, and changes in those measures, are meaningful indicators of QuadraMed's performance and provide additional information that QuadraMed's management finds useful in evaluating such performance and in planning for future periods. Accordingly, QuadraMed believes that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures.
    QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed's actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission ("SEC").
    QuadraMed's SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC's EDGAR Database at www.sec.gov (QuadraMed's EDGAR CIK (Central Index Key) No. 0001018833).
    Note to editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.



                         QUADRAMED CORPORATION
        INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (unaudited)

                               Three months ended   Nine months ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------
Revenue
   Services and other           $19,340   $18,564   $58,294   $57,419
   Licenses                      10,363     7,027    30,079    21,653
                               --------- --------- --------- ---------
      Total revenue              29,703    25,591    88,373    79,072
                               --------- --------- --------- ---------
Cost of revenue
   Cost of services and other     9,418    10,250    31,190    26,508
   Cost of licenses               1,754     2,121     5,363     6,193
                               --------- --------- --------- ---------
      Total cost of revenue      11,172    12,371    36,553    32,701
                               --------- --------- --------- ---------
      Gross margin               18,531    13,220    51,820    46,371
                               --------- --------- --------- ---------
Operating expenses

   Sales and marketing            5,548     5,743    16,858    16,030
   Research and development       6,375     4,778    17,080    12,535
   General and administrative     8,766    12,030    32,747    26,572
   Amortization and other
    operating charges               615       774     1,756     2,401
                               --------- --------- --------- ---------
      Total operating expenses   21,304    23,325    68,441    57,538
                               --------- --------- --------- ---------
      Loss from operations       (2,773)  (10,105)  (16,621)  (11,167)
                               --------- --------- --------- ---------
Other income (expense)
   Interest expense              (2,661)     (866)   (6,766)   (2,596)
   Interest income                  151       129       438       453
   Other income (expense), net       42      (374)      756      (945)
                               --------- --------- --------- ---------
      Other income (expense)     (2,468)   (1,111)   (5,572)   (3,088)
                               --------- --------- --------- ---------
Loss from continuing operations  (5,241)  (11,216)  (22,193)  (14,255)
   Loss from discontinued
    operations                        -      (240)        -    (1,528)
                               --------- --------- --------- ---------
Net loss                        $(5,241) $(11,456) $(22,193) $(15,783)
                               ========= ========= ========= =========
Loss per share
   Basic and Diluted
   Continuing operations         $(0.19)   $(0.42)   $(0.81)   $(0.53)
   Discontinued operations            -     (0.01)        -     (0.06)
                               --------- --------- --------- ---------
   Net                           $(0.19)   $(0.43)   $(0.81)   $(0.59)
                               ========= ========= ========= =========
Weighted average shares
 outstanding
Basic and diluted                27,520    26,950    27,263    26,900
                               ========= ========= ========= =========


                         QUADRAMED CORPORATION
             INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except per share amounts)

                                           September 30, December 31,
                  ASSETS                       2003          2002
                                           ------------- -------------
Current assets                              (unaudited)
   Cash and cash equivalents                    $33,200       $23,663
   Short-term investments                         2,380         2,528
   Accounts receivable, net of allowance
    for doubtful accounts of $3,016 and
    $4,346, respectively                         32,749        31,612
   Unbilled receivables                           4,920         3,475
   Notes and other receivables                      650         4,416
   Prepaid expenses and other current
    assets                                       10,431         8,972
                                           ------------- -------------
    Total current assets                         84,330        74,666
Restricted cash                                   5,534         5,849
Property and equipment, net of accumulated
 depreciation and amortization of $18,820
 and $16,170, respectively                        5,861         6,019
Capitalized software development costs, net
 of accumulated amortization of $9,655 and
 $7,776, respectively                             3,791         5,670
Goodwill                                         18,445        18,445
Other intangible assets, net of accumulated
 amortization of $15,040 and $13,316,
 respectively                                     7,551         9,275
Other long-term assets                            7,840         7,003
                                           ------------- -------------
    Total assets                               $133,352      $126,927
                                           ============= =============
   LIABILITIES AND STOCKHOLDERS' EQUITY
                 (DEFICIT)
Current liabilities
   Accounts payable and accrued expenses         $4,561        $3,586
   Accrued payroll and related                    8,150         6,942
   Other accrued liabilities                     11,387         6,509
   Deferred revenue                              49,141        39,492
                                           ------------- -------------
    Total current liabilities                    73,239        56,529
5.25% Convertible subordinated debt due
 2005                                            11,931        73,719
10% Senior secured debt due 2008, net of
 unamortized discount of $11,705 and none,
 respectively                                    59,295             -
Other long-term liabilities                       4,394         3,914
                                           ------------- -------------
    Total liabilities                           148,859       134,162
                                           ------------- -------------
Commitments and contingencies
Stockholders' equity (deficit)
   Preferred stock                                    -             -
   Common stock                                     278           205
   Additional paid-in-capital                   289,271       275,631
   Deferred compensation                           (470)         (588)
   Accumulated other comprehensive loss            (220)         (310)
   Accumulated deficit                         (304,366)     (282,173)
                                           ------------- -------------
      Total stockholders' equity (deficit)      (15,507)       (7,235)
                                           ------------- -------------
     Total liabilities and stockholders'
      equity (deficit)                         $133,352      $126,927
                                           ============= =============


                         QUADRAMED CORPORATION
        INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                   Nine months ended
                                                     September 30,
                                                 ---------------------
                                                    2003       2002
                                                 ---------- ----------
Cash flows from operating activities
 Net loss from continuing operations              $(22,193)  $(14,255)
 Adjustments to reconcile net loss to net cash
  (used in) provided by operating activities:
   Depreciation and amortization                     8,701      6,496
   Provision for bad debts                             487        915
   Write-off of marketable investments                   -        444
   In-process research and development                   -        400
   Other                                               151        219
    Changes in assets and liabilities:
   Accounts receivable                              (1,624)     5,136
   Prepaid expenses and other                       (4,041)       (89)
   Accounts payable and accrued liabilities          7,559        630
   Deferred revenue                                  9,649      7,497
                                                 ---------- ----------
     Cash (used in) provided by continuing
      operations                                    (1,311)     7,393
     Cash used in discontinued operations                -     (1,563)
                                                 ---------- ----------
     Cash (used in) provided by operating
      activities                                    (1,311)     5,830
                                                 ---------- ----------
Cash flows from investing activities
 Decrease (increase) in restricted cash                314        (92)
 Purchases of available-for-sale securities           (620)      (367)
 Proceeds from sale of available-for-sale
  securities                                           656        316
 Acquisitions of businesses                              -    (11,930)
 Purchases of property and equipment                (2,491)    (1,508)
 Proceeds from sale of assets                        4,190          -
 Capitalized software development costs                  -     (1,700)
                                                 ---------- ----------
     Cash provided by (used in) investing
      activities                                     2,049    (15,281)
                                                 ---------- ----------
Cash flows from financing activities
 Issuances (repayments) of debt                      8,561       (438)
 Proceeds from issuance of common stock                238      1,885
                                                 ---------- ----------
     Cash provided by financing activities           8,799      1,447
                                                 ---------- ----------
   Net increase (decrease) in cash and cash
    equivalents                                      9,537     (8,004)
Cash and cash equivalents, beginning of period      23,663     29,799
                                                 ---------- ----------
Cash and cash equivalents, end of period           $33,200    $21,795
                                                 ========== ==========
Supplemental disclosure of cash flow information
 Cash paid for interest                             $1,854     $1,935
                                                 ========== ==========
 Net cash (refunded) paid for taxes                    $(1)      $418
                                                 ========== ==========
Supplemental disclosure of non-cash investing and
 financing transactions
 Issuances of restricted common stock                 $268       $348
                                                 ========== ==========
 Issuance of warrants in connection with debt
  offering                                         $13,209         $-
                                                 ========== ==========


    CONTACT: QuadraMed Corporation
             Carey Rutigliano, 415-482-2320
             crutigliano@quadramed.com